TII INDUSTRIES, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                                          Three Months Ended             Six Months Ended
                                                               December                      December
                                                        26, 1997       27, 1996       26, 1997       27, 1996
                                                      -----------    -----------    -----------    -----------
DILUTED EARNINGS PER SHARE

Shares used in computing earnings per share:
        Weighted average shares outstanding             7,595,000      7,430,000      7,535,000      7,430,000
         Incremental shares attributed to common
             stock equivalent - options and warrants         --          447,000           --          413,000
         OPIC convertible debenture                          --          300,000           --          300,000
                                                      -----------    -----------    -----------    -----------

                                                        7,595,000      8,177,000      7,535,000      8,143,000
                                                      ===========    ===========    ===========    ===========
Earnings:
            Net (loss) profit                         ($2,492,000)   $   905,000    ($2,652,000)   $ 1,657,000
            Add: Interest expense reduction                  --           41,000           --           70,000
                                                      -----------    -----------    -----------    -----------

                                                      ($2,492,000)   $   946,000    ($2,652,000)   $ 1,727,000
                                                      ===========    ===========    ===========    ===========

Diluted earnings per share                            ($     0.33)   $      0.12    ($     0.35)   ($     0.21)
                                                      ===========    ===========    ===========    ===========




                 See notes to consolidated financial statements